UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Corcept Therapeutics Incorporated

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Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

Notice of Annual Meeting of Stockholders

To Be Held on June 10, 2008

Dear Stockholder:

The Annual Meeting of Stockholders of Corcept Therapeutics (the “Company”) will be held on Tuesday, June 10, 2008 at 10:00 a.m. local time at the Company’s headquarters located at 149 Commonwealth Drive, Menlo Park, CA 94025 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect nine directors to hold office until the 2009 Annual Meeting of Stockholders and until their successors are qualified and elected.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 24, 2008 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

By Order Of the Board of Directors,

/s/ Robert L. Roe, M.D.
Robert L. Roe, M.D.
President and Secretary

Menlo Park, California

May 7, 2008

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR YOU CAN COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

650-327-3270

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

Corcept Therapeutics Incorporated (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders to be held on June 10, 2008 at 10:00 a.m. local time, at the Company’s headquarters located at 149 Commonwealth Drive, Menlo Park, California 94025 and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to stockholders on or about May 10, 2008.

Only holders of the Company’s common stock as of the close of business on April 24, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company’s common stock in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 48,473,164 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shares present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board listed on the proxy card and in this Proxy Statement and for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the Annual Meeting, (a) the nominees for director who receive the greatest number of votes cast will be elected to the Board and (b) the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 will be approved if it receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no impact on the election of directors since they have not been cast in favor of or against any nominee, nor will they have any effect on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, because approval of that proposal is based solely on the number of votes actually cast.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 149 Commonwealth Drive, Menlo Park, California 94025 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this Proxy Statement is solicited by the Board. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

BOARD OF DIRECTORS

The name, age, as of April 20, 2008 and occupation of each member of the current Board and each person nominated for election to the Board are set forth below:

Name	Age	Occupation
James N. Wilson	64	Chairman of the Board of the Company
Joseph K. Belanoff, M.D.	50	Chief Executive Officer of the Company
Allen Andersson	63	Chairman, Paperboy Ventures LLC
G. Leonard Baker, Jr.	65	Venture Capitalist
Joseph C. Cook, Jr.	66	Executive/Investor
Patrick G. Enright	46	Venture Capitalist
James A. Harper	60	Retired Pharmaceutical Executive
David L. Mahoney	53	Private Equity Investor
Alix Marduel, M.D.	50	Venture Capitalist
Edward E. Penhoet, Ph. D.	67	Venture Capitalist
David B. Singer	45	Venture Capitalist

At the Annual Meeting, the stockholders will vote on the election of nine directors, each to serve for a one-year term until the annual meeting of stockholders in 2009 and until their successors are qualified and elected.

NOMINEES

The following individuals, eight of whom currently serve as directors of the Company, have been nominated for election to the Board. Edward E. Penhoet does not currently serve on the Board, but has been nominated for election to the Board to fill the vacancy created by Alix Marduel, M.D.

James N. Wilson has served as a director and as Chairman of the Board since 1999. In addition, since 2005, Mr. Wilson has been the Chairman of the Board of NuGEN Technologies, Inc. Since 2002, he has served as a director of Amylin Pharmaceuticals, Inc. From 1996 to 2001, Mr. Wilson was Chairman of the Board of Amira Medical, Inc. From 1991 to 1994, he was Chief Operating Officer of Syntex Corporation. From 1989 to 1990, Mr. Wilson was Chairman and Chief Executive Officer of Neurex Corporation and from 1982 to 1988, Mr. Wilson was Chief Executive Officer of LifeScan, Inc. Mr. Wilson received his B.A. and M.B.A. from the University of Arizona.

Joseph K. Belanoff, M.D. is a co-founder of the Company and has served as a member of the Board of Directors and as the Company’s Chief Executive Officer since 1999. Dr. Belanoff is currently a clinical faculty member and has held various positions in the Department of Psychiatry and Behavioral Sciences at Stanford University since 1992. From 1997 to 2001, he served as the Director of Psychopharmacology at the outpatient division of the Palo Alto Veterans Affairs Hospital. Dr. Belanoff received his B.A. from Amherst College and his M.D. from Columbia University’s College of Physicians & Surgeons.

Allen Andersson has served as a member of the Board of Directors since 2007. Mr. Andersson is founder and chairman of Paperboy Ventures LLC, a merchant bank commercializing undervalued science since 2003. A software designer and entrepreneur for over twenty years, he was a founder of LightSpeed International, a developer of voice-over-Internet systems in 1995, Expert Image Systems, a developer of medical diagnostic technology in 1986 and Interleaf, an early word processing developer in 1981. Mr. Andersson held the position of Vice President at Logos Corporation. He is also President of The Riecken Foundation, which creates public libraries and promotes prosperity and democracy in Central America. Mr. Andersson received his S.B. in mathematics from the Massachusetts Institute of Technology and served in the Peace Corps in Honduras.

G. Leonard Baker, Jr. has served as a member of the Board of Directors since 1999. Since 1973, Mr. Baker has been a Managing Director of the General Partner of Sutter Hill Ventures, a venture capital firm. Mr. Baker currently serves on the boards of a number of private companies. Mr. Baker received his B.A. from Yale University and his M.B.A. from Stanford University.

Joseph C. Cook, Jr. has served as a member of the Board of Directors since 2002. Mr. Cook is Chairman of the Board of Amylin Pharmaceuticals, Inc. Mr. Cook served as Chief Executive Officer of Amylin Pharmaceuticals from 1998 to 2003. Mr. Cook is a founder and currently serves as Chairman of the Board of Microbia, Inc. Mr. Cook is an officer of Mountain Ventures, Inc. and a founder of Clinical Products, Inc. and Mountain Group Capital, LLC. Mr. Cook retired as Group Vice President of Eli Lilly & Company in 1993 after more than 28 years of service. Mr. Cook received his B.S. from the University of Tennessee.

Patrick G. Enright has served as a member of the Board of Directors since April 2008. Mr. Enright is a founder and Managing Director of Longitude Capital, focusing on investments in biotechnology. From 2002 through 2006, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Prior to Pequot, he was a Managing Member responsible for the Delta Opportunity Fund, where he invested in privately-held and publicly-traded biotechnology companies. Mr. Enright began his investment career at PaineWebber Development Corporation, a direct investment group focused primarily on biotechnology companies. Mr. Enright was CFO and Senior Vice President Business Development of Valentis, Inc. (now Urigen Pharmaceuticals, Inc.) and Senior Vice President Finance and Business Development of Boehringer Mannheim Pharmaceuticals (now Hoffmann-La Roche). Mr. Enright began his life sciences career at Sandoz (now Novartis). He currently serves on the boards of Corcept and a number of privately-held companies. Mr. Enright holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.S. in Biological Sciences from Stanford University.

James A. Harper has served as a member of the Board of Directors since October 2004. He has spent over 30 years in the pharmaceutical and healthcare industries, all in positions with Eli Lilly and Company, from which he retired in 2004. Mr. Harper served as Group Vice President and Chief Marketing Officer from 2001 to 2004 and as President, Diabetes and Growth Disorders Business Unit / Product Group from 1994 to 2001. He was a Vice President, Global Pharmaceutical Marketing, from 1993 to 1994 and was President and CEO, Advanced Cardiovascular Systems, Inc. from 1991 to 1993. Mr. Harper also serves on the Board of Directors of Zymogenetics, Inc., the Board of Directors of Anesiva, Inc. and the Board of Directors of Phenomix Corporation, all biotechnology companies. He is also an advisor for Nomura Phase4 Ventures. Mr. Harper received his B.A. from Vanderbilt University and his M.B.A. from The Wharton School of Business.

David L. Mahoney has served as a member of the Board of Directors since July 2004. From 1999 to 2001, Mr. Mahoney served as co-CEO of McKesson HBOC, Inc., a healthcare supply management and information technology company and as CEO of iMcKesson LLC, a healthcare management and connectivity company. He joined McKesson Corporation in 1990 as Vice President for Strategic Planning. Prior to joining McKesson, Mr. Mahoney was a principal with McKinsey & Company where he worked from 1981 to 1990. He also serves on the Board of Directors of Symantec Corporation, Tercica, Inc., Live Oak School, San Francisco Museum of Modern Art, Mercy Corps and NCPB, Inc., a public television and radio operator. Mr. Mahoney received his B.A. from Princeton University and his M.B.A. from Harvard University.

Edward E. Penhoet, Ph.D. joined Alta Partners II in 2000 as a Director. He is a member of the Boards of Directors of ChemoCentryx, Chimerix, Renovis, Scynexis, and ZymoGenetics, and serves as the Chairman of the Board for Metabolex. A co-founder of Chiron, he served as Chiron’s President and Chief Executive Officer from its formation in 1981 until April 1998. Dr. Penhoet is the Vice Chair of the Independent Citizens Oversight Committee for the California Institute of Regenerative Medicine (CIRM), and recently served as the as President of the Gordon and Betty Moore Foundation. For 10 years prior to founding Chiron, he was a faculty member of the Biochemistry Department of the University of California, Berkeley. Dr. Penhoet is the immediate past Dean of the School of Public Health at the University of California, Berkeley. He is a member of the Institute of Medicine of the National Academy of Sciences and has co-authored more than 50 scientific articles and papers.

There are no family relationships among any of the Company’s directors or executive officers.

DIRECTORS NOT STANDING FOR RE-ELECTION

The following current directors were not nominated for re-election to the Board of Directors.

Alix Marduel, M.D. has served as a member of the Board of Directors since May 2001. Since April 1997, Dr. Marduel has been a managing director of Alta Partners, a venture capital firm investing in information technology and life science companies. Prior to joining Alta Partners, she was a partner at Sofinnova, Inc., which she joined in 1990. Dr. Marduel has conducted post-doctoral research in immunology at the University of California at San Francisco and at Stanford University. Prior to moving to the United States in 1986, she was employed by ICI-Pharma, where she organized clinical trials in England and France. She holds a medical doctorate from the University of Paris, and is licensed to practice in Europe and has passed the U.S. equivalency exams.

David B. Singer has served as a member of the Board of Directors since 1998. Since January 2008, Mr. Singer has been a Limited Partner at Maverick Capital Ltd., an investment manager to private investment funds. From December 2004 through December 2008, Mr. Singer was a Principal at that firm. From September 1998 to February 2004, Mr. Singer was Chairman and Chief Executive Officer of GeneSoft Pharmaceuticals, Inc. From 1992 to 1996, he was President and Chief Executive Officer of Affymetrix, Inc. Mr. Singer also serves on the Board of Directors of Affymetrix, Inc. Mr. Singer received his B.A. from Yale University and his M.B.A. from Stanford University.

DIRECTOR NOMINATION

The information below describes the criteria and process that the Nominating and Corporate Governance Committee uses to evaluate candidates to the Board.

Nominating and Corporate Governance Committee.    The Company’s Nominating and Corporate Governance Committee currently consists of Joseph C. Cook, Jr. (Chairman), Alix Marduel, M.D. and James N. Wilson. The Nominating and Corporate Governance Committee held one meeting in 2007 to consider the slate of nominees for the 2007 Annual Meeting and one meeting in late 2007 and one meeting in early 2008 to consider the slate for the 2008 Annual Meeting. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board of the Company, recommending to the independent members of the Board nominees for election as directors of the Company and providing oversight with respect to corporate governance and ethical conduct. The Board has determined that Mr. Cook and Dr. Marduel are “independent directors” for NASDAQ purposes. Although Mr. Wilson is an employee of the Company and therefore not an “independent director” for Nasdaq purposes, the Company’s director nomination process meets applicable Nasdaq requirements because the Company’s director nominees are selected by the independent members of the Board. The Nominating and Corporate Governance Committee has a written charter, a copy of which was filed as Appendix C of the Company’s Definitive Proxy Statement for the 2007 Annual Meeting of Stockholders.

The information below describes the criteria and process that the Nominating and Corporate Governance Committee uses to evaluate candidates to the Board.

Board Membership Criteria.    The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of experience, skills and characteristics required of the Board. Nominees for director are selected on the basis of depth and breadth of experience, knowledge, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, the willingness to devote adequate time to Board duties, the interplay of the candidate’s experience and skills with those of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board. In addition, the Nominating and Corporate Governance Committee seeks to ensure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, that the Audit Committee and Compensation Committee are each composed entirely of independent directors, and that members of the Audit Committee possess such accounting and financial expertise as the principal stock exchange or quotation service on which the Company’s shares are listed or quoted require.

Stockholders Proposals for Nominees.    The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of the Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “STOCKHOLDER PROPOSALS” below.

Process for Identifying and Evaluating Nominees.    The Nominating and Corporate Governance Committee initiates the process for identifying and evaluating nominees to the Board by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board, management and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. In addition, the Company has agreed to take all necessary steps to have one designee of Longitude Venture Partners, L.P., one of our significant stockholders, nominated for election to our Board, subject to compliance with relevant Nasdaq Stock Market rules and regulations and approval of the nominee by the Nominating and Corporate Governance Committee. Candidates, including candidates proposed by Longitude Venture Partners, L.P., are evaluated by the Nominating and Corporate Governance Committee on the basis of the factors described above under “Board Membership Criteria”.

With respect to candidates for initial election to the Board, the Nominating and Corporate Governance Committee also reviews biographical information and qualifications and checks the candidates’ references. Qualified candidates are interviewed by at least one member of the Nominating and Corporate Governance Committee. Serious candidates meet, either in person or by telephone, with all members of the Nominating and Corporate Governance Committee and as many other members of the Board as practicable.

Using the input from interviews and other information obtained, the Nominating and Corporate Governance Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the independent members of the Board that the Board nominate, or elect to fill a vacancy with, a prospective candidate. Candidates recommended by the Nominating and Corporate Governance Committee are presented to the independent members of the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy. The Nominating and Corporate Governance Committee expects that a similar process will be used to evaluate nominees recommended by stockholders.

Nominees to the Board of Directors for the Annual Meeting.    The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the independent members of the Board. Edward E. Penhoet does not currently serve on the Board, but has been nominated for election to the Board to fill the vacancy created by Alix Marduel, M.D. Mr. Penhoet was recommended for consideration as a nominee by an independent director of the Board. Dr. Marduel and Mr. Singer are not being nominated for re-election to the Board in 2008.

Non-employee directors receive a director fee from the Company for their services as members of the Board in the amount of $15,000 per year. Members of the Audit Committee receive an additional $10,000 per year. New directors receive an initial stock option grant of 70,000 shares of the Company’s common stock in connection with their initial election to the Board. The initial director options will vest with respect to 25% of the shares on the first anniversary of the date of the grant and, thereafter, at the rate of 2.0834% per month, until fully vested. Non-employee directors who are reelected at the Annual Shareholder Meeting each receive a stock option grant that vests over the one year term as director at the rate of 8.3334% per month from the date of the Annual Meeting until fully vested. The chairmen of the Audit Committee and the Compensation Committee each receive an additional grant of 15,000 shares of the Company’s common stock with a similar one-year vesting provision.

BOARD MEETINGS AND COMMITTEES

The Board met eleven times during fiscal 2007; five of them telephonically, and took action via unanimous written consent once. The Audit Committee met five times and the Compensation Committee met three times. The Nominating and Corporate Governance Committee met twice during fiscal 2007. Each member of the Board attended 75% or more of the total number of Board meetings and meetings of Board committees on which such Board member served, other than David Singer who attended 55% of the Board meetings, and 80% of Audit Committee meetings.

In addition to the Nominating and Corporate Governance Committee, which is described above, the Board has standing Audit and Compensation Committees.

Audit Committee.    The Audit Committee currently consists of David L. Mahoney (Chairman), Joseph C. Cook, Jr. and David B. Singer. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has determined that David L. Mahoney qualifies as an “Audit Committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of the Company’s accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The Audit Committee has a written charter, a copy of which is attached hereto as Appendix A.

Compensation Committee.    The Compensation Committee currently consists of G. Leonard Baker, Jr. (Chairman), James A. Harper, David L. Mahoney and Alix Marduel, M.D. The Board has determined that all members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of the Company’s officers and employees. The Compensation Committee has a written charter, a copy of which was filed as Appendix B to the Company’s Definitive Proxy Statement for the 2007 Annual Meeting of Stockholders. Pursuant to the Compensation Committee’s charter, the Compensation Committee may delegate its authority and responsibilities as it deems proper to members of the Compensation Committee or to a subcommittee.

COMMUNICATIONS WITH DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of our Board by writing to them c/o Secretary, Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Governance Committee.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. One of the Company’s directors attended the 2007 annual meeting.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer and its principal financial officer. This code of ethics has been filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC. The Company will also deliver a copy of its code of ethics to any stockholder, without charge, upon written request to Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025, Attention: Secretary, or upon oral request by calling (650) 327-3270.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists, or in the past fiscal year has existed, between any member of the Company’s Compensation Committee and any member of any other company’s board of directors or compensation committee.

MANAGEMENT

The names of the executive officers of the Company, their ages as of April 30, 2008, and certain other information about them are set forth below:

Name	Age	Position
Joseph K. Belanoff, M.D.	50	Chief Executive Officer and Director
Robert L. Roe, M.D.	67	President and Secretary
Anne M. LeDoux	60	Vice President, Controller and Chief Accounting Officer

Joseph K. Belanoff, M.D. is a co-founder of the Company and has served as a member of the Board of Directors and as the Company’s Chief Executive Officer since 1999. Dr. Belanoff is currently a clinical faculty member and has held various positions in the Department of Psychiatry and Behavioral Sciences at Stanford University since 1992. From 1997 to 2001, he served as the Director of Psychopharmacology at the outpatient division of the Palo Alto Veterans Affairs Hospital. Dr. Belanoff received his B.A. from Amherst College and his M.D. from Columbia University’s College of Physicians & Surgeons.

Robert L. Roe, M.D. joined us as President in October 2001. Dr. Roe has spent more than 30 years in the pharmaceutical and biotechnology industries. From 1999 to 2001, he served as President and Chief Executive Officer of Allergenics, Inc. From 1996 to 1999, he was Executive Vice President, Chief Operating Officer and a director of Cytel Corporation. From 1995 to 1996, he was Executive Vice President, Chief Operating Officer and a director of Chugai Biopharmaceuticals, Inc. From 1992 to 1995, Dr. Roe served as President of the Development Research Division and Senior Vice President of Syntex Corporation. Dr. Roe received his B.A. from Stanford University and his M.D. from the University of California, San Francisco.

Anne M. LeDoux joined the company as Controller in 2004 and was promoted to the position of Vice President, Controller and Chief Accounting Officer in April 2007. Ms. LeDoux has over 15 years of financial and accounting management experience with public pharmaceutical and biotechnology companies. Prior to joining Corcept in 2004, Ms. LeDoux served in various financial positions at Aviron, Roche Biosciences and Syntex Corporation. She was also Vice President and Chief Financial Officer at the Northern California Health Center and Vice President, Finance for the Children’s Hospital of San Francisco. Ms. LeDoux is a Certified Public Accountant and has over 13 years of experience in public accounting, primarily at Coopers and Lybrand. Ms. LeDoux received her Bachelor of Arts degree in Business from the University of Massachusetts and a law degree from Western New England College, School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of the Company’s common stock as of March 31, 2008 or earlier date for information based on filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of its common stock, (b) each director of the Company, (c) the Company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing earlier in our Form 10-K and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information the Company believes to be reliable. Percentage of ownership is based on 48,473,164 shares of common stock outstanding as of March 31, 2008. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options and warrants exercisable within 60 days of March 31, 2008 are deemed outstanding for computing the percentage of ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned

5% Stockholders

Paperboy Ventures, LLC(3)	12,024,405	24.3%

Sutter Hill Ventures and related entities(4)	8,462,400	17.2%

Entities affiliated with Alta Partners II, Inc.(5)	5,753,107	11.7%

Longitude Capital Partners, LLC(6)	5,295,675	10.5%

Alan F. Schatzberg, M.D.(7)	2,738,749	5.9%

Directors and Named Executive Officers

Allen Andersson(8)	12,524,405	25.3%

G. Leonard Baker, Jr.(9)	5,752,616	11.7%

Alix Marduel(5)	5,753,107	11.7%

Patrick G. Enright(6)	5,295,675	10.5%

Joseph K. Belanoff(10)	3,035,037	6.2%

James N. Wilson(11)	2,817,231	5.8%

Joseph C. Cook, Jr.(12)	1,830,906	3.8%

David B. Singer(13)	792,417	1.6%

David L. Mahoney(14)	750,835	1.6%

Robert L. Roe(15)	530,793	1.1%

James A. Harper(16)	124,212	*

Anne M. LeDoux(17)	86,680	*

All directors and executive officers as a group (11 persons)(18)	33,998,239	65.6%

*	Less than 1% of Corcept’s outstanding common stock.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025.

(2)

Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 31, 2008. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)

Includes 10,965,270 shares held of record by Paperboy Ventures, LLC, and 1,059,135 shares that may be acquired by the entity within 60 days of March 31, 2008 pursuant to a warrant. The address of Paperboy Ventures LLC is 1875 K Street NW, Suite 700, Washington, DC 20006.

(4)

Consists of: (a) 3,768,231 shares held by Sutter Hill Ventures, A California Limited Partnership (Sutter Hill Ventures), and 346,559 shares that may be acquired by the entity within 60 days of March 31, 2008 pursuant to a warrant, (b) 29,273 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P. (SHAI), (c) 74,113 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. (SHQP), (d) 2,486,343 shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals, and 223,441 shares that may be acquired by the individuals and entities within 60 days of March 31, 2008 pursuant to a warrant, (e) 205,439 shares of Common Stock owned by G. Leonard Baker, Jr., one of our directors, (f) 575,610 shares held by Mr. Baker, Trustee of The Baker Revocable Trust, and 167,696 shares that may be acquired by the Trust within 60 days of March 31, 2008 pursuant to a warrant, (g) 505,238 shares held by Saunders Holdings, L.P. of which Mr. Baker is a General Partner, and 52,957 shares that may be acquired by the entity within 60 days of March 31, 2008 pursuant to a warrant, and (h) 27,500 shares issuable within 60 days of March 31, 2008 pursuant to an option granted to Mr. Baker. Mr. Baker has shared voting and dispositive power with respect to the shares held by The Baker Revocable Trust and Saunders Holdings, L.P. Mr. Baker, Sutter Hill Ventures, SHAI and SHQP do not have any voting or dispositive power with respect to the shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals referenced under part (d) of this note. Mr. Baker shares voting and dispositive power with respect to the shares held by Sutter Hill Ventures, SHAI and SHQP with the following natural persons: David L. Anderson, William H. Younger, Jr., Tench Coxe, Gregory P. Sands, James C. Gaither, James N. White, Jeffrey W. Bird, David E. Sweet and Andrew T. Sheehan. As a result of the shared voting and dispositive powers referenced herein, Messrs. Baker, David L. Anderson, William H. Younger, Jr., Tench Coxe, Gregory P. Sands, James C. Gaither, James N. White, Jeffrey W. Bird, David E. Sweet and Andrew T. Sheehan may each be deemed to beneficially own the shares held by Sutter Hill Ventures, SHAI and SHQP. The address for Sutter Hill Ventures and affiliates is 755 Page Mill Road, SuiteA-200, Palo Alto, CA 94304.

(5)

Consists of: (a) 5,043,299 shares held of record by Alta BioPharma Partners II, L.P., and 522,960 shares that may be acquired by the entity within 60 days of March 31, 2008 pursuant to a warrant, (b) 166,491 shares held of record by Alta Embarcadero BioPharma Partners II, LLC, and 6,607 shares that may be acquired by the entity within 60 days of March 31, 2008 pursuant to a warrant, and (c) 13,750 shares issuable within 60 days of March 31, 2008 pursuant to an option granted to Alix Marduel, one of our directors. Dr. Marduel is a managing director of Alta BioPharma Management II, LLC (which is a general partner of Alta BioPharma Partners II, L.P.) and a manager of Alta Embarcadero BioPharma Partners II, LLC. Dr. Marduel disclaims beneficial ownership of all such shares held by all of the foregoing funds, except to the extent of her proportionate pecuniary interests therein. Alta Parters II, Inc. provides investment advisory services to several venture capital funds including Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma Partners II, LLC. The managing directors of Alta BioPharma Partners II, L.P. and the managers of Alta Embarcadero BioPharma Partners II, LLC exercise sole voting and investment power with respect to shares owned by such funds. Certain principals of Alta Partners II, Inc. are managing directors of Alto BioPharma Management II, LLC (which is the general partner of Alta BioPharma Partners II, L.P.), and managers of Alta Embarcadero BioPharma Partners II, LLC. As managing directors and managers of such entities, they may be deemed to share voting and investment powers for the shares held by the funds. The principals of Alta Partners II, Inc. disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. The address of Alta Partners II, Inc. is One Embarcadero Center, Suite 3700, San Francisco, California 94111.

(6)

Includes 3,530,450 shares held of record by Longitude Venture Partners, L.P., and 1,765,225 shares that may be acquired by the entity within 60 days of March 31, 2008 pursuant to a warrant. The address for Longitude Venture Partners, LLC, is 3000 Sandhill Road, Building 1, Suite 230, Menlo Park, California 94025.

(7)	Includes 300,000 shares held of record by Lindsey D. Schatzberg over which Dr. Schatzberg has voting control.

(8)

Includes all shares referred to in footnote (3) plus 500,000 shares held by Anderieck Holdings, LLC (“Anderieck”). Mr. Andersson is the founder and chairman of Paperboy and the sole member of both Paperboy and Anderieck. The address of Paperboy Ventures, LLC and Anderieck Holdings, LLC is 1875 K Street NW, Suite 700, Washington, DC 20006.

(9)

Includes all shares referenced in footnote (4) other than the 2,486,343 shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals, and 223,441 shares that may be acquired by the individuals and entities within 60 days of March 31, 2008 pursuant to a warrant, as referenced under part (d) of footnote (4.) Mr. Baker’s beneficial interest also includes: (a) 167,696 shares that may be acquired by Mr. Baker as Trustee of The Baker Revocable Trust within 60 days of March 31, 2008 pursuant to a warrant, (b) 52,957 shares that may be acquired by Saunders Holdings, L.P. of which Mr. Baker is a General Partner within 60 days of March 31, 2008 pursuant to a warrant, and (c) 27,500 shares issuable pursuant to an option exercisable within 60 days of March 31, 2008.

(10)

Includes 300,000 shares held as custodian for Edward G. Belanoff and 300,000 shares held as custodian for Julia E. Belanoff under the California Uniform Transfers to Minors Act over which Dr. Belanoff has voting control and 270,842 shares issuable pursuant to an option exercisable within 60 days of March 31, 2008.

(11)

Includes 2,071,017 shares held of record by the James N. Wilson and Pamela D. Wilson Trust and 666,060 shares held of record by the James and Pamela Wilson Family Partners, over all of which Mr. Wilson has voting control pursuant to voting agreements. Mr. Wilson disclaims beneficial ownership of such shares, except to the extent of his pecuniary interests in the entities holding such shares. Mr. Wilson’s beneficial interest also includes 17,652 shares that may be acquired by the James and Pamela Wilson Family Partners within 60 days of March 31, 2008 pursuant to a warrant, and 62,502 shares issuable pursuant to an option exercisable within 60 days of March 31, 2008.

(12)

Includes 995,238 shares held of record by Farview Management, Co. L.P., a Texas limited partnership, 176,522 shares held of record by the 2008 Cook Grantor Retained Annuity Trust, and 88,261 shares that may be acquired by the Trust within 60 days of March 31, 2008 pursuant to a warrant, and 86,285 shares issuable pursuant to options exercisable within 60 days of March 31, 2008.

(13)

Includes 13,750 shares issuable pursuant to an option exercisable within 60 days of March 31, 2008, 50,166 shares held of record by the Singer-Kapp Family 2000 Trust FBO Kapp S. Singer, 10,166 shares held of record by the Singer-Kapp Family 2000 Trust FBO Elliot Byrd Singer and 6,666 shares held of record by the Singer-Kapp Family 2000 Trust FBO Emma Sawtooth Singer. The address of David Singer is One Market Street, Spear Street Tower, Suite 3710, San Francisco, CA 94105.

(14)

Includes 636,547 shares held of record by the David L. Mahoney and Winnifred C. Ellis 1998 Family Trust, and 35,304 shares that may be acquired by the Trust within 60 days of March 31, 2008 pursuant to a warrant, and 78,984 shares issuable pursuant to options exercisable within 60 days of March 31, 2008.

(15)	Includes 381,903 shares issuable pursuant to options exercisable within 60 days of March 31, 2008.

(16)	Includes 56,812 shares issuable pursuant to options exercisable within 60 days of March 31, 2008.

(17)	Includes 86,680 shares issuable pursuant to options exercisable within 60 days of March 31, 2008.

(18)	Total number of shares includes common stock held by entities affiliated with directors and executive officers. See footnotes 1 through 5 and 8 through 17 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As a matter of policy all related-party transactions between Corcept and any of its officers, directors, or principal stockholders, are approved by the Audit Committee or a majority of the independent and disinterested members of the Board, are on terms no less favorable to Corcept than could be obtained from unaffiliated third parties, and are in connection with bona fide business purposes.

On March 30, 2007, we sold an aggregate of 9,000,000 shares of our common stock, par value $0.001, at a price of $1.00 per share to certain investors pursuant to a Common Stock Purchase Agreement dated that same date (the “March 2007 Financing”.) The aggregate consideration received by the Company was $9,000,000. The investors included Paperboy Ventures, LLC, Sutter Hill Ventures and Alta Partners, LLP, all venture capital firms that are currently significant shareholders of the Company. Paperboy Ventures, LLC purchased 4,250,000 shares, Sutter Hill Ventures and related entities and affiliates purchased a total of 1,332,430 shares and entities affiliated with Alta Partners, LLP purchased a total of 1,500,000 shares. Allen Andersson, a member of the Company’s Board of Directors, is the chairman of Paperboy Ventures. Mr. Baker is a partner and managing director of Sutter Hill Ventures. Alix Marduel, M.D., a member of the Company’s Board of Directors, is a managing director of Alta Partners. The investors also included G. Leonard Baker, Jr., Joseph C. Cook, Jr., James A. Harper, David L. Mahoney, Alan F. Schatzberg, M.D. and James N. Wilson, who are members of our Board of Directors. Entities affiliated with Mr. Baker, a partner at Sutter Hill Ventures, purchased a total of 154,306 shares (as part of the Sutter Hill Ventures purchase noted above), Mr. Cook and a related entity purchased a total of 600,000 shares, Mr. Harper purchased 50,000 shares, an entity affiliated with Mr. Mahoney purchased 200,000 shares and Mr. Wilson and a related entity purchased a total of 360,000 shares in the March 2007 Financing. This financing also included the purchase of 707,570 shares by other qualified investors.

On August 16, 2007, we agreed to sell an aggregate of 4,790,473 shares of common stock, par value $0.001, at a price of $2.10 per share to certain investors pursuant to a Common Stock Purchase Agreement dated that same date (the “August / September 2007 Financing”), for aggregate proceeds of approximately $10.1 million. We completed the initial closing of the August / September 2007 Financing on August 17, 2007, selling 3,599,997 shares of common stock, par value $0.001, at the purchase price of $2.10 per share for gross proceeds of $7.6 million. On September 24, 2007, after receiving approval at a special meeting of stockholders, we completed the second closing under the agreement selling an additional 1,190,476 shares of common stock, par value $0.001, at the purchase price of $2.10 per share to Paperboy Ventures LLC for additional proceeds of $2.5 million.

The Purchasers in the August / September 2007 Financing included Paperboy Ventures, LLC, Sutter Hill Ventures and Alta Partners, LLP, all venture capital firms that are currently significant shareholders of the Company. Paperboy Ventures, LLC purchased a total of 2,142,856 shares. In connection with the August /September Financing, we obtained shareholder approval under Nasdaq rule 4350 of the issuance to shares to Paperboy Ventures, LLC in an amount which caused their total ownership to exceed 20% of our outstanding voting stock. Sutter Hill Ventures and related entities and affiliates purchased a total of 379,400 shares and entities affiliated with Alta Partners, LLP purchased a total of 952,381 shares. The Purchasers also included various entities affiliated with G. Leonard Baker, Jr., Joseph C. Cook, Jr., David L. Mahoney and James N. Wilson, who are members of the Company’s Board of Directors, and other qualified investors. Allen Andersson, a member of the Company’s Board of Directors, is the chairman of Paperboy Ventures. Mr. Baker is a partner and managing director of Sutter Hill Ventures. Alix Marduel, M.D., a member of the Company’s Board of Directors, is a managing director of Alta Partners. Entities related to Mr. Baker, a partner at Sutter Hill Ventures, purchased 142,857 shares (which are included as part of the Sutter Hill Ventures purchase noted above), an entity related to Mr. Cook purchased 595,238 shares, an entity related to Mr. Mahoney purchased 95,238 shares and an entity related to Mr. Wilson purchased 47,619 shares in the August / September 2007 Financing. This financing also included the purchase of 577,741 shares by other qualified investors.

On March 25, 2008, we sold an aggregate of 8,923,210 shares of our common stock, par value $0.001 per share, in a private placement at a price of $2.77 per share and warrants to purchase an additional 4,461,599 shares of our common stock at a price of $0.125 per warrant to certain investors pursuant to a Securities Purchase Agreement executed on March 14, 2008. The warrants have a seven year term and an exercise price of $2.77 per share. The aggregate consideration to the Company was approximately $25.3 million in gross proceeds.

The Purchasers in this transaction were led by Longitude Venture Partners, L.P. Other investors participating in the offering include Paperboy Ventures LLC, Sutter Hill Ventures and Alta Partners, LLP, venture capital firms that are all significant shareholders in Corcept, as well as various entities and individuals related to these firms. The Purchasers also included various entities affiliated with G. Leonard Baker, Jr., Joseph C. Cook, Jr., David L. Mahoney and James N. Wilson, who are members of the Company’s Board of Directors, and other qualified investors. Allen Andersson, a member of the Company’s Board of Directors, is the chairman of Paperboy Ventures. Mr. Baker is a partner and managing director of Sutter Hill Ventures. Alix Marduel, M.D., a member of the Company’s Board of Directors, is a managing director of Alta Partners.

Longitude Venture Partners, L.P. purchased 3,530,450 shares, Paperboy Ventures, LLC purchased 2,118,270 shares, Sutter Hill Ventures and related entities and affiliates purchased a total of 1,581,311 shares and entities affiliated with Alta Partners, LLP purchased a total of 1,059,135 shares. Entities related to Mr. Baker, a partner at Sutter Hill Ventures, purchased 441,307 shares (which are included as part of the Sutter Hill Ventures purchase noted above), an entity related to Mr. Cook purchased 176,522 shares, an entity related to Mr. Mahoney purchased 70,609 shares and an entity related to Mr. Wilson purchased 35,304 shares in the March 2008 Financing. This financing also included the purchase of 351,609 shares by other qualified investors. In addition, the Company has agreed to take all necessary acts to have one designee of Longitude Venture Partners, L.P., one of our significant stockholders nominated for election to our Board in all cases subject to compliance with relevant Nasdaq Stock Market rules and regulations and approval of the nominee by the Nominating and Corporate Governance Committee.

The Company has entered into an agreement with Robert L. Roe, M.D., the Company’s President, dated October 18, 2001. Pursuant to such letter agreement, Dr. Roe received an option to purchase 250,000 shares of the Company’s common stock with an exercise price of $0.75 per share and a loan in the amount of $187,250, subject to interest rate of 6.5% and evidenced by a full-recourse promissory note to the Company to finance the exercise of the option. Shares purchased by Dr. Roe pursuant to the option are subject to a right of repurchase in favor of the Company, which lapsed over five years, ending in October 2006. Through December 2007, Dr. Roe had repaid $99,705 of the principal of the loan plus accrued interest, leaving a total remaining balance of $87,545 plus accrued interest in the amount of $32,215 for a total combined balance of $119,760.

On July 24, 2007, the Company entered into Severance and Change in Control Agreements with each of its executive officers: Joseph K. Belanoff, M.D., Chief Executive Officer; Robert L. Roe, M.D., President; and Anne M. LeDoux, Chief Accounting Officer. The terms of the agreements are identical. The agreements provide that, if employment is terminated without cause or for good reason regardless of whether it is in connection with a change in control, the executive will be eligible for 12 months of his or her then current base salary and continued health insurance coverage for this same period. In addition, the agreements provide for the full vesting of all outstanding equity awards in the event the executive’s employment is terminated without cause or for good reason within 18 months following a change in control. The agreement with Dr. Roe supersedes his prior agreement with the Company. The other officers did not have prior employment or severance agreements.

On July 24, 2007, the Company also entered into a Severance and Change in Control Agreement with James N. Wilson, Chairman of the Board of Directors. The agreement with Mr. Wilson provides that if his employment or service on the Board terminates involuntarily without cause or good reason within eighteen months of a change in control all of his outstanding equity awards shall become fully vested. Mr. Wilson did not have a prior severance agreement.

The Company has entered into indemnification agreements with its directors and executive officers. Such agreements require the Company, among other things, to indemnify its officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

The Board has determined that the following current directors and director nonimees are “independent” under current NASDAQ rules:

Allen Andersson

G. Leonard Baker, Jr.

Joseph C. Cook, Jr.

Patrick G. Enright

James A. Harper

David L. Mahoney

Alix Marduel

Edward E. Penhoet

David B. Singer

See “Director Compensation” for a discussion of the Company’s director compensation policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal 2007, such SEC filing requirements were satisfied, with the exception that David Singer reported on a Form 5 filed on February 13, 2008, gifts of stock to his children on December 17, 2007 and the grant of a stock option from the Company on December 19, 2007. These transactions should have been reported on Forms 4 within 2 business days after the occurrence.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

For Joseph K. Belanoff, M.D., our Chief Executive Officer, Robert L. Roe, M.D., our President and Anne LeDoux, our Vice President and Controller (Chief Accounting Officer), our named executive officers (“NEOs”) compensation is intended to be performance-based, with the exception of such NEOs’ base salary. The Compensation Committee believes that compensation paid to NEOs should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior managerial talent;

•	Ensure senior officer compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•

Align officer and shareholder interests, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in the Company through stock options.

The Company’s overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with the Company’s success and their contribution to that success. The Company believes compensation should be structured to ensure that a portion of compensation opportunity will be directly related to Company stock performance and other factors that directly and indirectly influence stockholder value. Accordingly, the Company sets goals designed to link each NEO’s compensation to the Company’s performance, such as the attainment of clinical goals and meeting agreed upon financial targets.

The Company provides a base salary to our executive officers. Additionally, consistent with our performance-based philosophy, the Company reserves the largest potential compensation awards for performance- and incentive-based programs for the Company’s senior executive management team, comprised of the Chief Executive Officer, President and Chief Accounting Officer. Such programs include stock options grants, designed to provide compensation opportunities if milestones that increase the value of the Company, such as positive results in clinical trials, are attained. Incentive-based programs provide compensation in the form of both cash and equity, to reward for both short-term and long-term performance of the Company. The Compensation Committee allocates total compensation between cash and equity compensation based on the Compensation Committee members’ knowledge of compensation practices in the biotechnology and specialty pharmaceutical industries. The balance between equity and cash compensation among members of the senior executive management team, all three of whom are NEOs, is evaluated annually to align the interests of management with stockholders through both short and long term incentives.

The Chairman of the Board and the members of the Compensation Committee are seasoned executives of, consultants to or venture capitalists with investments in the biotechnology and specialty pharmaceutical industry. Collectively they have served as board and compensation committee members of many public and privately held companies including Amylin Pharmaceuticals, Inc., NuGen Technologies, Inc., Neurex Corporation, Praecis Pharmaceuticals, Inc., Tercica, Inc., and Zymogenetics Inc. As a result of this extensive involvement in the compensation of executives in these and other companies, the Chairman of the Board and the members of the Compensation Committee collectively have developed a clear understanding and knowledge of the compensation structures that are necessary to attract, motivate and retain management talent.

Determination of Compensation

The Compensation Committee is provided with the primary authority to determine and recommend the compensation awards available to the Company’s executive officers for approval by the Board of Directors. Based on the Compensation Committee members’ collective understanding of compensation practices in similar companies in the biotechnology and specialty pharmaceutical industry, the Company’s executive compensation package consists of the following elements, in addition to the employee benefit plans in which all employees may participate:

•	Base salary: compensation for ongoing performance throughout the year.

•	Periodic performance-based cash compensation: awards to recognize and reward achievement of performance goals.

•

Long-term performance-based equity incentive program: equity compensation to provide an incentive to the NEOs to manage the Company from the perspective of an owner with an equity stock in the business.

•	Severance and change of control benefits: remuneration paid to executives in the event of a change of control of the Company or involuntary employment termination.

To aid the Compensation Committee in making its determination, our Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all other executive officers. Each NEO in turn, participates in an annual performance review with our Chief Executive Officer to provide input about their individual contributions to the Company’s success for the period being assessed. The overall performance of our senior executive management team is reviewed annually by the Compensation Committee.

The Company sets base salary structures and any grants of stock options based on the Compensation Committee members’ collective understanding of compensation practices in the biotechnology and specialty pharmaceutical industry and such members’ experiences as seasoned executives, consultants, board and compensation committee members, or investors in similar biotechnology and specialty pharmaceutical industry companies.

Tax Considerations

A goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162 (m) limits the tax deductibility by the Company of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consist only of “outside directors.” All members of the Compensation Committee qualify as outside directors.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Certain option grants made under our equity plans are intended to be structured so that any compensation deemed paid upon the exercise of those options will qualify as performance-based compensation that is not subject to the $1,000,000 limitation.

Elements of Executive Compensation

BASE COMPENSATION

The Company pays base salaries to provide fixed compensation based on the Compensation Committee’s assessment of competitive market practices. Due to the Compensation Committee’s collective experience with similar companies in the biotechnology and specialty pharmaceutical industry, the Compensation Committee has intricate knowledge and understanding of what the industry demands in order to motivate and retain our executive officers. The Company provides each NEO with a base salary that was established by extensive negotiations with each NEO when such individual first joined the Company as an employee or was promoted to the position of executive officer. Base salaries have not changed in 2007 as compared to 2006 other than for annual cost of living adjustments of 4% per year that were approved by the Compensation Committee and applied equally to all employees. While base salaries are not considered by the Internal Revenue Service to constitute performance-based compensation, each year the Compensation Committee reviews the CEO’s base salary to determine if a change is appropriate based on Company performance, such as the Company’s progress on research and development programs. Similarly, the CEO reviews the base salary of the other NEOs and has the ability to propose a change in base salary based on performance to the Compensation Committee. Other than the annual cost of living increases that the Compensation Committee has approved, no formulaic base salary increases are provided to the NEOs.

PERFORMANCE-BASED COMPENSATION

Performance Goals and Periodic Performance-Based Cash Compensation

The Company structures its compensation programs to reward executive officers based on the Company’s performance. This allows executive officers to receive bonus compensation in the event certain specified corporate performance measures are achieved. To date, the Company has not instituted an annual performance-based cash compensation or annual performance-based equity compensation program because the Compensation Committee believes that the compensation objective to ensure that executive officers’ compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders is achieved when milestone successes are met, such as meeting the predetermined endpoints in the Company’s clinical trials. The achievement of these milestones does not necessarily correspond with annual performance periods.

Performance-based cash compensation has been awarded in past years primarily to recognize the attainment of certain accomplishments of value enhancing milestones such as successful financing transactions and positive results in clinical trials. The Compensation Committee believes that performance-based compensation should be based on achievement of certain milestone successes, such as the attainment of predetermined end-points in the Company’s clinical trials, successful financing transactions and commencement of certain clinical trials. For 2007, the Compensation Committee performed a retrospective assessment of performance during the year and recommended to the Board of Directors the payment of a 25% bonus of actual 2007 salary earned (adjusted for any partial year employees) to each employee of the Company at December 31, 2007, including the officers. This recommendation was approved by the Board of Directors at their meeting in December 2007. This bonus was paid in January 2008.

Long-Term Performance-Based Equity Incentive Program

The Company’s executive officers, along with all of the Company’s employees, are eligible to participate in the Company’s awarding of stock options under its 2004 Equity Incentive Plan. As discussed above, the Company believes, with its performance-based approach to compensation, that equity ownership in the Company is important to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains while creating an incentive for sustained growth. The Company has, thus far, only used stock options as the long-term performance-based equity incentive vehicle because the Compensation Committee believes that stock options maximize executive officers’ incentive to increase the Company’s stock price and maximize stockholder value (i.e. there is no financial gain to an executive officer unless our stock price appreciates.)

Equity compensation in the form of incentive or non-qualified stock options is awarded by the Compensation Committee from time to time. The size and the timing of each grant is based on a number of factors, including the executive officer’s salary, such executive officer’s contributions to the achievement of the Company’s financial and strategic objectives, the value of the stock option at the time of grant, the possible value of the option if the Company achieves its objectives and industry practices and norms from the collective knowledge of the Compensation Committee as seasoned executives of, consultants to, board and compensation members of, and venture capitalists with investments in similar companies in the industry. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion. There is no set formula for the granting of stock options to individual executives and employees. Grants also may be made following a significant change in job responsibility or in recognition of a significant achievement. In April 2007, Dr. Belanoff, Dr. Roe and Ms. LeDoux were granted stock options for 1,000,000, 700,000 and 125,000 shares, respectively. The amounts of these stock option grants were awarded in recognition of each individual’s outstanding performance and determined by the Compensation Committee through its collective understanding of compensation practices in the biotechnology and specialty pharmaceutical industry.

Stock options granted to NEOs under the various stock plans generally have a four or five-year vesting schedule in order to provide an incentive for continued employment and generally expire ten years from the date of the grant. This provides a reasonable time frame in which to provide the executive officer with the possibility of price appreciation of the Company’s shares. The exercise price of options granted under the stock plans is 100% of the fair market value of the underlying stock on the date of grant.

The Company grants all stock option awards based on the fair market as of the date of grant. The Company does not have a policy of granting stock option awards at other than the fair market value. The exercise price for stock option grants is determined by looking at the fair market value of the last quoted price per share on the Nasdaq Capital Market on the date of grant. The Company does not have a policy and does not intend to have a policy or practice to select option grant dates for executive officers in coordination with the release of material non-public information.

DEFINED CONTRIBUTION PLANS

The Company has a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate. The 401(k) Plan permits eligible employees of the Company to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes no matching contributions to the 401(k) Plan. Employees of the Company are eligible to participate in the 401(k) Plan on the first day of the month coinciding with or immediately following the first day of employment.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

On July 24, 2007, the Company entered into Severance and Change in Control Agreements with each of its executive officers: Joseph K. Belanoff, M.D., Chief Executive Officer; Robert L. Roe, M.D., President; and Anne M. LeDoux, Chief Accounting Officer. The terms of the agreements are identical. The agreements provide that, if employment is terminated without cause or for good reason regardless of whether it is in connection with a change in control, the executive will be eligible for 12 months of his or her then current base salary and continued health insurance coverage for this same period. In addition, the agreements provide for the full vesting of all outstanding equity awards in the event the executive’s employment is terminated without cause or for good reason within 18 months following a change in control. The agreement with Dr. Roe supersedes his prior agreement with the Company. The other officers did not have prior employment or severance agreements.

On July 24, 2007, the Company also entered into a Severance and Change in Control Agreement with James N. Wilson, Chairman of the Board of Directors. The agreement with Mr. Wilson provides that if his employment or service on the Board terminates involuntarily without cause or good reason within eighteen months of a change in control all of his outstanding equity awards shall become fully vested. Mr. Wilson did not have a prior severance agreement.

These severance and change in control arrangements are designed to retain these executives in these key positions as the Company competes for talented executives in the marketplace where such protections are commonly offered. These arrangements provide benefits to encourage the executives to continue to provide necessary or desirable service to the company during a change in control and to ease the transition of the executives due to an unexpected employment termination by the Company due to changes in the Company’s employment needs.

OTHER ELEMENTS OF COMPENSATION AND PERQUISITES

Medical Insurance.    The Company, at its sole cost, provides to each employee (including each NEO), and his or her spouse and children such health, dental and optical insurance as the Company may from time to time make available to its other employees of the same level of employment. Such insurance programs are part of an overall broad-based total compensation program designed to facilitate the Company’s ability to attract and retain employees as the Company competes for talented individuals in the marketplace where such benefits are commonly offered.

Life and Disability Insurance.    The Company provides each employee (including each NEO) such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other employees of the same level of employment. Such insurance programs are part of an overall broad-based total compensation program designed to facilitate the Company’s ability to attract and retain employees as the Company competes for talented individuals in the marketplace where such benefits are commonly offered.

POLICIES WITH RESPECT TO EQUITY COMPENSATION AWARDS

The Company grants all stock option awards based on the fair market value as of the date of grant. The Company does not have a policy of granting stock option awards at other than the fair market value. The exercise price for stock option grants is determined by looking at the fair market value of the last quoted price per share on the Nasdaq Global Market on the date of grant. The Company does not have a policy and does not intend to have a policy or practice to select option grant dates for executive officers in coordination with the release of material non-public information.

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by its Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”), Chief Accounting Officer (the “CAO”) and the Company’s other executive officer for fiscal year 2007 whose salary and bonus for the fiscal year 2007 exceeded $100,000. The data for the Chief Financial Officer is included for 2006 and through mid-April 2007, at which time Mr. Kurland resigned. Collectively, together with the CEO and CAO, these are the “named executive officers” for the respective years.

SUMMARY COMPENSATION TABLE

The following table provides compensation information for the years ended December 31, 2007 and 2006 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph K. Belanoff, M.D.,	2007	$411,008		$102,752		—	$1,130,000		—	—	—	$1,643,760
Chief Executive Officer	2006	$395,200		—		—	—		—	—		$395,200

Robert L. Roe, M.D.,	2007	$378,776		$95,294		—	$791,000		—	—	2,400	$1,269,870
President	2006	$364,208		—		—	$181,500		—	—	2,325	$548,033

Anne LeDoux,	2007	$191,777		$47,944		—	$141,250		—	—	—	$380,971
Vice President and Controller(2)	2006	—	(2)	—	(2)	—	—	(2)	—	—	—	—	(2)
(Chief Accounting Officer)

Fred Kurland,	2007	$93,408		—		—	—		—	—	—	$93,408
Chief Financial Officer(3)	2006	$257,088		—		—	$90,750		—	—	—	$347,838

(1)

Refer to Notes 1 – “Accounting Policies and Estimates – Stock-Based Compensation” included in Part II – Item 8 - Financial Statements in the Company’s Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards.

(2)	Anne LeDoux promoted to Chief Accounting Officer in April 2007. Compensation earned in 2006 was not in a position as an executive officer.

(3)	Fred Kurland resigned from the company effective April 13, 2007.

GRANTS OF PLAN-BASED AWARDS DURING 2007

The following table summarizes the grants of stock and option awards we made to the named executive officers in 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(1)(2) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thresh- old ($)	Target ($)	Maxi- mum (#)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Joseph K. Belanoff, M.D.	04/16/07	—	—	—	—	—	—	—	1,000,000	(2)	$1.50	$1,130,000

Robert L. Roe, M.D.	04/16/07	—	—	—	—	—	—	—	700,000	(2)	$1.50	$791,000

Anne LeDoux	04/16/07	—	—	—	—	—	—	—	125,000	(2)	$1.50	$141,250

(1)

Refer to Notes 1 – “Accounting Policies and Estimates – Stock-Based Compensation” included in the Part II – Item 8 - Financial Statements in the Company’s Annual Report on From 10-K for the relevant assumptions used to determine the valuation of our option awards.

(2)	The options were granted under the Company’s 2004 Equity Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes unexercised options that have not vested and related information for each of our named executive officers as of December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vest (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph K. Belanoff, M.D.	166,672	(3)	833,328	—	$1.50	4/16/2017	—	—	—	—

Robert L. Roe, M.D.	10,000	(1)	—	—	$0.10	10/1/2010	—	—	—	—
	81,790	(1)	18,210	—	$7.00	11/23/2013
	56,740	(1)	43,260	—	$4.82	2/10/2015
	21,875	(2)	28,125	—	$4.95	3/2/2016
	116,670	(3)	583,330	—	$1.50	4/16/2017

Anne M. LeDoux	12,862	(1)	4,648	—	$12.00	4/16/2014	—	—	—	—
	26,953	(1)	15,547	—	$7.73	10/6/2014
	6,757	(1)	8,243	—	$5.70	9/23/2015
	20,834	(3)	104,166	—	$1.50	4/16/2017

(1)	The option vests at the rate of 20% at the first anniversary of the grant date and, thereafter, at the rate of 1.67% per month, until fully vested.

(2)	The option vests at the rate of 25% at the first anniversary of the grant date and, thereafter, at the rate of 2.0834% per month, until fully vested.

(3)	The option vests at the rate of 2.0834% per month until fully vested.

OPTION EXERCISES AND STOCK VESTED

None of our named executive officers exercised stock options during 2007. To date, no stock awards have been granted to any of our named executive officers.

PENSION BENEFITS

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

NONQUALIFIED DEFERRED COMPENSATION

None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Severance and Change of Control Agreements

On July 24, 2007, the Company entered into Severance and Change in Control Agreements with each of its executive officers: Joseph K. Belanoff, M.D., Chief Executive Officer; Robert L. Roe, M.D., President; and Anne M. LeDoux, Chief Accounting Officer. The terms of the agreements are identical. The agreements provide that, if employment is terminated without cause or for good reason regardless of whether it is in connection with a change in control, the executive will be eligible for 12 months of his or her then current base salary and continued health insurance coverage for such 12-month period. In addition, the agreements provide for the full vesting of all outstanding equity awards in the event the executive employment is terminated without cause or for good reason within 18 months following a change in control. The agreement with Dr. Roe supersedes his prior agreement with the Company. The other executive officers did not have prior employment or severance agreements.

On July 24, 2007, the Company also entered into a Severance and Change in Control Agreement with James N. Wilson, Chairman of the Board of Directors. The agreement with Mr. Wilson provides that if his employment or service on the Board terminates involuntarily without cause or good reason within eighteen months of a change in control all of his outstanding equity awards shall become fully vested. Mr. Wilson did not have a prior severance agreement.

The following table reflects compensation payable to each named executive officer under a change of control or various employment termination events. The amounts shown below assume that (i) a change of control of the Company or (ii) each named executive officer terminated employment with the Company, was effective as of December 31, 2007, and estimates the value to the named executive officer as a result of each triggering event.

Name	Benefit	Termination Without Cause(1)		Involuntary Termination Other Than for Death, Disability or Cause Within 18 Months of Change of Control
Joseph K. Belanoff, M.D.	Base Salary Accelerated Vesting, of Stock Options(2)(3) Health Benefit	$ $	411,008 — 10,580	$ $ $	411,008 1,324,992 10,580

Robert L. Roe, M.D.	Base Salary Accelerated Vesting, of Stock Options(2)(3) Health Benefit	$ $	378,776 — 770	$ $ $	378,776 927,495 770

Anne M. LeDoux	Base Salary Accelerated Vesting, of Stock Options(2)(3) Health Benefit	$ $	200,000 — 13,503	$ $ $	200,000 165,624 13,503

(1)	Assumes that the stock options were not assumed or substituted by the successor entity to the Company or a parent or subsidiary of the successor entity.

(2)	Assumes that the stock options were not assumed or substituted by the successor entity to the Company or a parent or subsidiary of the successor entity.

(3)

For unvested options held by named executive officers as of December 31, 2007, the value ascribed to the change of control acceleration features under the Severance and Change of Control Agreements is calculated as follows:

a.	For options where the closing stock price for the Company’s common stock on the Nasdaq Stock Market as of that date exceeded the exercise price of the options, the value represents the difference between these factors multiplied by the number of unvested options as of December 31, 2007.

b.	There is no value ascribed to option for which the exercise price of the options exceeded the closing stock price for the Company’s common stock on the Nasdaq Stock Market as of December 31, 2007.

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2007, for each member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James N. Wilson(2)	$—	—	—		—	—	—	—

Allen Andersson	$7,500	—	$141,400	(5)	—	—	—	$148,900

Joseph K. Belanoff, M.D.(3)	—	—	—		—	—	—	—

G. Leonard Baker, Jr.	$15,000	—	$57,300	(6)	—	—	—	$72,300

Joseph C. Cook, Jr.(1)	$25,000	—	$28,650	(6)	—	—	—	$53,650

James A. Harper(1)	$15,000	—	$28,650	(6)	—	—	—	$43,650

David L. Mahoney(1)	$25,000	—	$57,300	(6)	—	—	—	$82,300

Alix Marduel, M.D.	$15,000	—	$28,650	(6)	—	—	—	$43,650

Alan F. Schatzberg, M.D.(7)	$7,500	—	—		—	—	—	$7,500

David B. Singer	$25,000	—	$28,650	(6)	—	—	—	$53,650

(1)

The following are the aggregate number of shares represented by option awards outstanding that have been granted to each of our non-employee directors as of December 31, 2006, the last day of the 2006 fiscal year: Mr. Cook: 75,000; Mr. Harper: 60,000; Mr. Mahoney: 70,000.

(2)	Mr. Wilson is an employee director. He receives no additional compensation in his capacity as a director.

(3)	Dr. Belanoff is a full time employee and a named executive officer of the company and is compensated in that capacity. He receives no additional compensation in his capacity as a director.

(4)

Refer to Notes 1 – “Accounting Policies and Estimates – Stock-Based Compensation” included in Part II – Item 8 - Financial Statements in this Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards.

(5)

This option was granted under the Company’s 2004 Equity Incentive Plan and vests at the rate of 25% at the first anniversary of the vesting base date and, thereafter, at the rate of 2.0834% per month, until fully vested.

(6)	These options were granted under the Company’s 2004 Equity Incentive Plan and vest at the rate of 8.3334% per month on monthly anniversary of the vesting base date, until fully vested.

(7)	Dr. Schatzberg’s term on the Board was completed in June 2007 at the time of our annual meeting.

Non-employee directors receive a director fee from the Company for their services as members of the Board in the amount of $15,000 per year. Members of the Audit Committee receive an additional $10,000 per year. New directors receive an initial stock option grant of 70,000 shares of the Company’s common stock in connection with their initial election to the Board. The initial director options will vest with respect to 25% of the shares on the first anniversary of the date of the grant and, thereafter, at the rate of 2.0834% per month, until fully vested. Non-employee directors who are reelected at the Annual Shareholder Meeting each receive a stock option grant that vests over the one year term as director at the rate of 8.3334% per month from the date of the Annual Meeting until fully vested. The chairmen of the Audit Committee and the Compensation Committee each receive additional grant of 15,000 shares of the Company’s common stock with a similar one-year vesting provision.

During 2007, Allen Andersson was awarded a stock option grant of 70,000 shares of stock as a newly elected director with the four year vesting schedule described above. Also, during 2007, the chairmen of the Audit Committee and the Compensation Committee each received a stock option grant for 30,000 shares of the Company stock and all other non-employee directors that were reelected in June 2007 received grants of 15,000 shares of the Company’s common stock which vest over their one year term. Directors are reimbursed for certain expenses in connection with attending Board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists, or in the past fiscal year has existed, between any member of the Company’s Compensation Committee and any member of any other company’s board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. None of the members of the Compensation Committee is currently an officer or employee of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Annual Report on Form 10-K and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

2. Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, and our Board of Directors has approved, that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for filing with the SEC.

COMPENSATION COMMITTEE
G. LEONARD BAKER, JR., CHAIRMAN
JAMES A. HARPER
DAVID L. MAHONEY
ALIX MARDUEL, M.D.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors and enclosed with this proxy statement as Appendix A, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2007 with the Company’s management and the independent registered public accounting firm;

•

discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•

reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Ernst & Young LLP their independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence;

•	reviewed and discussed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year;

•	reviewed the disclosures regarding the Company’s system of internal controls required to be contained in the Company’s Form 10-K;

•

based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements and management’s report on the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year be included in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission; and

•	instructed Ernst & Young LLP that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee has also retained Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to shareholder ratification in Proposal 2 in this Proxy Statement for the Company’s 2008 Annual Meeting.

AUDIT COMMITTEE
DAVID L. MAHONEY, CHAIRMAN
JOSEPH C. COOK, JR.
DAVID B. SINGER

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Fees for audit services totaled approximately $331,000 in 2007 and $217,000 in 2006, including fees for professional services provided in connection with the annual audit of the Company’s financial statements and review of the Company’s quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

Audit- Related Fees, Tax Fees, and All Other Fees

There were no fees paid to our principal accounting firm during 2007 or 2006 for any of these services.

Pre-approval of audit-related and non-audit services

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of nine directors, each to serve for a one-year term until the annual meeting of stockholders in 2009 and until their successors are qualified and elected. The independent members of the Board have selected, and the Board has unanimously nominated, Allen Andersson, G. Leonard Baker, Jr., Joseph K. Belanoff, M.D., Joseph C. Cook, Jr., Patrick G. Enright, James A. Harper, David L. Mahoney, Edward E. Penhoet, Ph.D., and James N. Wilson for election to the Board. The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for the nominees at the Annual Meeting. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “for” the election of the nominees as listed above.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of the nominees as listed above.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their discretion.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than one hundred fifty (150) days, and not later than one hundred twenty (120) days, prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. The Bylaws also provide that in the event that the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary date of the preceding year’s annual meeting, this advance notice must be received not later than the close of business on the later of (i) the150th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner. (ii) the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees. A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2009 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 149 Commonwealth Drive, Menlo Park, California 94025, on or before January 10, 2009. In addition, if the Company is not notified by January 10, 2009 of a proposal to be brought before the 2009 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors,

/s/ Robert L. Roe, M.D.
Robert L. Roe, M.D.
President and Secretary

Menlo Park, California

May 7, 2008

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR YOU CAN COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

Appendix A

AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors of Corcept Therapeutics Incorporated

Purpose

The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Corcept Therapeutics Incorporated (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The Committee is not responsible, however, for planning or conducting audits, or determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Composition

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be “independent”, as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Exchange Act, and shall meet the independence and financial literacy requirements of Nasdaq. At least one member of the Committee shall be an “audit committee financial expert”, as that term is defined in the Regulations, and shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

The Committee is charged by the Board with the responsibility to:

1.	Appoint and provide for the compensation of a “registered public accounting firm” (as that term is defined in Section 2(a) of the Sarbanes-Oxley Act of 2002) to serve as the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

2.	Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged With Governance”, (“SAS 114”), as it may be modified or supplemented, or any successor guideline.

4.	Discuss with the independent auditor and the internal auditor, if any, any fraud and/or illegal acts involving senior management and any fraud and / or illegal acts (whether caused by senior management or other employees) that cause a material misstatement of the financial statements.

5.	Instruct the independent auditor and the internal auditor, if any, to advise the Committee if there are any subjects that require special attention.

6.	Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

7.	Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; and the appropriateness of the presentation of any non-GAAP financial measures (as defined in the Regulations) included in any report filed with the Commission or in any public disclosure or release.

8.	Meet with management and independent consultants, or advisors to review the plans for documenting and testing the Company’s internal control over financial reporting and to receive reports on the results of such testing of the effectiveness of these controls during the course of the year and as of the fiscal year end.

9.	Review before release the disclosure regarding the Company’s system of internal controls required to be contained in the Company’s periodic filings with the Commission.

10.	Review management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment (when such attestation report becomes a requirement.)

11.	Review the independent auditors’ report on the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year (when such attestation report becomes a requirement.)

12.	Review the management letter delivered by the independent auditor in connection with the audit.

13.	Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

14.	Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to the chairman of the Committee or a member of the Committee who is a financial expert.

15.	Meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

16.	Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

17.	Review the scope and results of internal audits, if any.

18.	Evaluate the performance of the internal auditor, if any, and, if so determined by the Committee, recommend replacement of the internal auditor.

19.	Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

20.	Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

21.	At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

22.	Prepare the Committee report required by the Regulations to be included in the Company’s annual proxy statement.

23.	Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

24.	Approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Regulations, all professional services, to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

25.	Review and approve all related party transactions.

Authority

By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1.	Perform each of the responsibilities of the Committee described above.

2.	Appoint a chair of the Committee, unless a chair is designated by the Board.

3.	Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

4.	Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

CORCEPT THERAPEUTICS INCORPORATED

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE

As a stockholder of Corcept Therapeutics Incorporated, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 9, 2008.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone: Call 1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

1. To elect nine directors, to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below:

Please

mark

your votes like this

FOR

All nominees listed (except as indicated below)

WITHHOLD AUTHORITY

to vote (as to all nominees)

01 Allen Andersson

02 G. Leonard Baker, Jr.

03 Joseph K. Belanoff, M.D.

04 Joseph C. Cook, Jr.

05 Patrick G. Enright

06 James A. Harper

07 David L. Mahoney

08 Edward E. Penhoet, Ph.D.

09 James N. Wilson

To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

FOR

AGAINST ABSTAIN

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

UPON FINAL APPROVAL

FORWARD INTERNET &

TELEPHONE VOTING

TO

SUNGUARD

WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature

Signature

Date: May, 2008.

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

CORCEPT THERAPEUTICS INCORPORATED

Proxy Solicited by the Board of Directors

for the Annual Meeting of Stockholders

to be Held June 10, 2008

The undersigned hereby appoints Joseph K. Belanoff, M.D., Anne M. LeDoux and James N. Wilson or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Corcept Therapeutics (the “Company”) to be held on June 10, 2008 at 10:00 a.m., local time, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

The Board recommends that you vote FOR the proposals on the reverse side. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

(Continued, and to be marked, dated and signed, on the other side)